                                                                    EXHIBIT 99.1

--------------------------------------------------------------------------------

                         AGREEMENT AND PLAN OF MERGER



                          Dated as of March 29, 1999



                                     among



                   Computer Associates International, Inc.,



                                HardMetal, Inc.



                                      and



                    PLATINUM technology International, inc.





--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                   ARTICLE I


                                   The Offer
                                   ---------




SECTION 1.1.  The Offer..................................................  1
SECTION 1.2.  Company Action.............................................  2
SECTION 1.3.  Directors..................................................  3

                                  ARTICLE II

                                  The Merger
                                  ----------




SECTION 2.1.  The Merger.................................................  3
SECTION 2.2.  Conversion of Shares.......................................  4
SECTION 2.3.  Surrender and Payment......................................  5
SECTION 2.4.  Dissenting Shares..........................................  6
SECTION 2.5.  Stock Options

                                  ARTICLE III

                           The Surviving Corporation
                           -------------------------




SECTION 3.1.  Certificate of Incorporation...............................  7
SECTION 3.2.  Bylaws.....................................................  7
SECTION 3.3.  Directors and Officers.....................................  7

                                  ARTICLE IV


                        Representations and Warranties
                        ------------------------------


SECTION 4.1.  Representations and Warranties of the Company..............  7


  (a)  Organization, Standing and Corporate Power........................  8
  (b)  Subsidiaries......................................................  8
  (c)  Capital Structure.................................................  8

                                                                         Page
                                                                         ----
  (d)  Authority; Noncontravention.......................................  9
  (e)  SEC Documents; Financial Statements; No Undisclosed Liabilities... 10
  (f)  Disclosure Documents.............................................. 11
  (g)  Absence of Certain Changes or Events.............................. 11
  (h)  Litigation........................................................ 12
  (i)  Absence of Changes in Stock and Benefit Plans; Severance Benefits. 13
  (j)  Participation and Coverage in Benefit Plan........................ 13
  (k)  ERISA Compliance.................................................. 13
  (l)  Taxes............................................................. 14
  (m)  State Takeover Statutes........................................... 15
  (n)  Brokers; Schedule of Fees and Expenses............................ 15
  (o)  Permits; Compliance with Laws; Environmental Matters.............. 16
  (p)  Contracts; Debt Instruments....................................... 18
  (q)  Opinion of Financial Advisor...................................... 16
  (r)  Interests of Officers and Directors............................... 18
  (s)  Technology........................................................ 18
  (t)  Change of Control................................................. 19
  (u)  Rights Agreement.................................................. 20
  (v)  1999 Options...................................................... 20
  (w)  Year 2000 Compliance.............................................. 20


SECTION 4.2.  Representations and Warranties of Parent and Merger
              Subsidiary................................................. 20


  (a)  Organization, Standing and Corporate Power........................ 20
  (b)  Authority; Noncontravention....................................... 20
  (c)  Disclosure Documents.............................................. 21
  (d)  Financing......................................................... 21
  (e)  Delaware Law...................................................... 22

                                   ARTICLE V

                           Covenants of the Company
                            -----------------------



SECTION 5.1.  Conduct of Business........................................ 22
SECTION 5.2.  Stockholder Meeting; Proxy Material........................ 24
SECTION 5.3.  Access to Information...................................... 24
SECTION 5.4.  Other Offers............................................... 24
SECTION 5.5.  State Takeover Statutes.................................... 25

                                  ARTICLE VI


                   Covenants of Parent and Merger Subsidiary
                   -----------------------------------------




SECTION 6.1.  Obligations of Merger Subsidiary........................... 25
SECTION 6.2.  Voting of Shares........................................... 25
SECTION 6.3.  Indemnification............................................ 25
SECTION 6.4.  Employees.................................................. 26
SECTION 6.5.  Interim Financing.......................................... 26

                                 ARTICLE VII

                             Additional Agreements
                             ---------------------


SECTION 7.1.  HSR Act Filings; Reasonable Efforts; Notification.......... 26
SECTION 7.2.  Public Announcements....................................... 30
SECTION 7.3.  Rights Agreement........................................... 30

                                  ARTICLE VIII

                            Conditions to the Merger
                            ------------------------

SECTION 8.1.  Conditions to the Obligations of Each Party................ 30


                                   ARTICLE IX

                                  Termination
                                  -----------



SECTION 9.1.  Termination................................................ 31
SECTION 9.2.  Effect of Termination...................................... 31


                                   ARTICLE X

                               General Provisions
                               ------------------

SECTION 10.1.  Nonsurvival of Representations and Warranties............. 32
SECTION 10.2.  Notices................................................... 32

                                                                            Page
                                                                            ----

SECTION 10.3.  Amendments; No Waivers....................................    33
SECTION 10.4.  Fees and Expenses.........................................    33
SECTION 10.5.  Successors and Assigns....................................    34
SECTION 10.6.  Governing Law.............................................    34
SECTION 10.7.  Counterparts; Effectiveness; Interpretation...............    34
SECTION 10.8.  Enforcement...............................................    35
SECTION 10.9.  Severability..............................................    35
SECTION 10.10  Entire Agreement; No Third Party Beneficiaries............    35
SECTION 10.11.  Materiality; Knowledge...................................    35


Annexes
-------

I    Conditions to the Offer
II   Form of Amended and Restated Charter of the Surviving Corporation
III  Escrow Terms

      Agreement and Plan of Merger dated as of March 29, 1999 among Computer Associates International, Inc., a Delaware corporation ("Parent"), HardMetal, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary"), and PLATINUM technology
      International, inc., a Delaware corporation (the "Company").
      -------------------------------------------------------------------------

      The parties agree as follows:


                                   ARTICLE I
                                   The Offer
                                   ---------


          SECTION 1.1.  The Offer.  (a) Merger Subsidiary shall, as promptly as
                        ---------
practicable after the date hereof, but in no event later than five business days following the public announcement of the terms of this Agreement, commence an offer (the "Offer") to purchase all of the outstanding shares of common stock, par value $.001 per share (the "Shares"), including the associated Rights (defined in Section 4.1(c)), of the Company at a price of $29.25 per Share (including the associated Right), net to the seller in cash. The Offer shall be subject to the condition that there shall be validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer and not withdrawn a number of Shares which, together with the Shares then owned by Parent and Merger Subsidiary, represents at least a majority of the total number of outstanding Shares, assuming the exercise of all outstanding options, rights and convertible securities (if any) and the issuance of all Shares that the Company is obligated to issue (such total number of outstanding Shares being hereinafter referred to as the "Fully Diluted Shares") (the "Minimum Condition") and to the other conditions set forth in Annex I hereto. Parent and Merger Subsidiary expressly reserve the right to waive the conditions to the Offer and to make any change in the terms or conditions of the Offer; provided that,
                                                            --------
without the written consent of the Company, no change may be made which changes the form of consideration to be paid, decreases the price per Share or the number of Shares sought in the Offer, imposes conditions to the Offer in addition to those set forth in Annex I, changes or waives the Minimum Condition, extends the Offer (except as set forth in the following sentence), or makes any other change to any condition to the Offer set forth in Annex I which is adverse to the holders of Shares. Subject to the terms of the Offer in this Agreement and the satisfaction (or waiver to the extent permitted by this Agreement) of the conditions to the Offer, Merger Subsidiary shall accept for payment all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the applicable expiration date of the Offer and shall pay for all such Shares promptly after acceptance; provided that Merger Subsidiary may
                                           --------
(or, if the conditions set forth in clauses (a), (b), (c), (d) and (i) of Annex I exist, shall) extend the Offer if, at the scheduled expiration date of the Offer or any extension thereof any of the conditions to the Offer shall not have been satisfied, until such time as such conditions are satisfied or waived, and Merger Subsidiary may extend the Offer for a further period of time of not more than 20 business days to meet the objective (which is not a condition to the Offer) that there be validly tendered, in accordance with the terms of the Offer, prior to the expiration date of the Offer (as so extended) and not withdrawn a number of Shares, which together with Shares then owned by Parent and Merger Subsidiary, represents at least 90% of the Fully Diluted Shares.

          (b) As soon as practicable on the date of commencement of the Offer, Parent and Merger Subsidiary shall (i) file with the SEC (defined below in Section 4.1(a)) a Tender Offer Statement on Schedule 14D-l with respect to the Offer which will contain the offer to purchase and form of the related letter of transmittal (together with any supplements or amendments thereto, collectively the "Offer Documents") and (ii) cause the Offer Documents to be disseminated to holders of Shares. Parent, Merger Subsidiary and the Company each agree promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect. Parent and Merger Subsidiary agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-l prior to its being filed with the SEC.

          SECTION 1.2.  Company Action.  (a) The Company hereby consents to the
                        --------------
Offer and represents that its Board of Directors, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger (defined below in Section 2.1), and the Stockholder Option Agreement, dated as of March 29, 1999 (the "Stockholder Option Agreement"), among the stockholders of the Company that are named therein ("Stockholders") and Merger Subsidiary and the transactions contemplated thereby, are advisable and are fair to and in the best interest of the Company's stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and the Stockholder Option Agreement and the transactions contemplated thereby, which approval constitutes approval under Section 203 of the General Corporation Law of the State of Delaware (the "Delaware Law") such that the Offer, the Merger, the Stockholder Option Agreement and the other transactions contemplated hereby and thereby are not and shall not be subject to any restriction of Section 203 of Delaware Law, and (iii) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by its stockholders. The Company further represents that Credit Suisse First Boston Corporation ("CSFB") has delivered to the Company's Board of Directors its opinion that the consideration to be paid in the Offer and the Merger is fair to the holders of Company Shares (as defined below in Section 2.2(c)) from a financial point of view. The Company has been advised that all of its directors and executive officers presently intend either to tender their Shares pursuant to the Offer or to vote in favor of the Merger. The Company will promptly furnish Parent and Merger Subsidiary with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case as of the most recent practicable date, and will provide to Parent and Merger Subsidiary such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent or Merger Subsidiary may reasonably request in connection with the Offer.

          (b) As soon as practicable on the day that the Offer is commenced the Company will file with the SEC and disseminate to holders of Shares a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") which shall reflect the recommendations of the Company's Board of Directors referred to above, subject to the fiduciary duties of the Board of Directors of the Company as advised in writing by Katten Muchin & Zavis, counsel to the Company. The Company, Parent and Merger Subsidiary each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC.

          SECTION 1.3.  Directors.  (a) Effective upon the acceptance for
                        ---------
payment by Merger Subsidiary of a majority of the Shares pursuant to the Offer, Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section) and
(ii) the percentage that the number of Shares owned by Parent or Merger Subsidiary (including Shares accepted for payment) bears to the total number of Shares outstanding, and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Company's Board of Directors, including, without limitation, increasing the number of directors, or seeking and accepting resignations of incumbent directors, or both; provided
                                                                    --------
that, prior to the Effective Time (defined below in Section 2.1), the Company's Board of Directors shall always have two members who are neither designees nor affiliates of Parent or Merger Subsidiary nor employees of the Company (each, an "Independent Director"). If the number of Independent Directors is reduced below two for any reason prior to the Effective Time, the remaining and departing Independent Directors shall be entitled to designate a person to fill the vacancy. No action proposed to be taken by the Company to amend or terminate this Agreement or waive any action by Parent or Merger Subsidiary shall be effective without the approval of both Independent Directors. At such times, the Company will use its best efforts to cause individuals designated by Parent to constitute the same percentage as such individuals represent on the Company's Board of Directors of (x) each committee of the Board, (y) each board of directors of each subsidiary (defined below in Section 4.1(a)) and (z) each committee of each such board.

          (b) The Company's obligations to appoint designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act (defined below in Section 4.1(d)) and Rule 14f-l promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-l in order to fulfill its obligations under this Section 1.3 and shall include in the
Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-l to fulfill its obligations under this Section 1.3. Parent will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.


                                  ARTICLE II

                                  The Merger
                                  ----------


          SECTION 2.1.  The Merger.  (a)  At the Effective Time, Merger
                        ----------
Subsidiary shall be merged (the "Merger") with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

          (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company (and, if required, Merger Subsidiary) will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or, with the consent of the Independent Directors, at such later time as is specified in the certificate of merger (the "Effective Time").

          (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Delaware Law.

          SECTION 2.2.  Conversion of Shares.  At the Effective Time,
                        --------------------
automatically and without any further action being required:

          (a) each Share held by the Company as treasury stock or owned by Parent, Merger Subsidiary or any subsidiary of either of them immediately prior to the Effective Time (together, in each case, with the associated Right) shall be canceled, and no payment shall be made with respect thereto;

          (b) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

          (c) each (i) Share outstanding immediately prior to the Effective Time together with the associated Right and (ii) each share of Series B Preferred (as defined herein) (the shares of the Series B Preferred and the Shares are referred to herein collectively as the "Company Shares") shall, except as otherwise provided in Section 2.2(a) or as provided in Section
     2.4 with respect to Company Shares as to which appraisal rights have been exercised, be converted into the right to receive $29.25 in cash or any higher price paid for each Share in the Offer, without interest (the "Merger Consideration").

          SECTION 2.3.  Surrender and Payment.  (a) Prior to the Effective Time,
                        ---------------------
Parent shall appoint a bank or trust company (the "Exchange Agent") for the purpose of exchanging certificates representing Company Shares for the Merger Consideration. Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Company Shares (the "Exchange Fund"). For purposes of determining the Merger Consideration to be made available, Parent shall assume that no holder of Company Shares will perfect his right to appraisal of his Company Shares. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of Company Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Company Shares to the Exchange Agent). The Exchange Agent shall, pursuant to irrevocable instructions, make the payments provided in this Section
2.3. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

          (b) Each holder of Company Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Company Shares, together with a properly completed letter of transmittal covering such Company Shares and such other documents as may be reasonably requested, will be entitled to receive the Merger Consideration payable in respect of such Company Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration.

          (c) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of the Company Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Company Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          (d) After the Effective Time, there shall be no further registration of transfers of Company Shares. If, after the Effective Time, certificates representing Company Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

          (e) Any portion of the Exchange Fund made available to the Exchange Agent pursuant to Section 2.3(a) that remains unclaimed by the holders of Company Shares six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his Company Shares for the Merger Consideration in accordance with this Section 2.3 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of his Company Shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of Company Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Company Shares immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled hereto.

          (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.3(a) to pay for Company Shares for which appraisal rights have been perfected shall be returned to Parent, upon demand.

          SECTION 2.4.  Dissenting Shares.  Notwithstanding Section 2.2, Company
                        -----------------
Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Company Shares in accordance with Delaware Law shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such Company Shares shall be treated as if they had been converted as of the Effective

Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Company Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.


          SECTION 2.5.  Stock Options.  (a) At or immediately prior to the
                        -------------
Effective Time, each outstanding Company Option (defined below) which is vested or which pursuant to the terms of the relevant Stock Plan (defined below) become vested by virtue of the Offer or the Merger shall be canceled, and each holder of any such option shall be paid by the Company promptly after the Effective Time for each such option an amount determined by multiplying (i) the excess, if any, of $29.25 per Share over the applicable exercise price of such option by
(ii) the number of Shares such holder could have purchased had such holder exercised such option in full immediately prior to the Effective Time (as if such Company Option was exercisable in full); subject to the limitations set forth in an amendment to certain option agreements (true and complete copies of which have been provided to Parent) with respect to the Company Options issued in 1999. The Company shall take such action or, if required, shall amend each of the Company's Stock Plans that do not provide for the vesting of unvested Company Options by virtue of the Offer or the Merger so that, at the Effective Time, each of the then outstanding unvested Company Options shall by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Parent and converted into an option to purchase that number of shares of common stock, par value $.10 per share ("Parent Common Stock"), of Parent determined by multiplying the number of Shares subject to such Company Option at the Effective Time by the quotient obtained by dividing (x) $29.25 by (y) the average closing price of Parent Common Stock on the New York Stock Exchange Composite Tape for the 30 consecutive trading days immediately prior to the Effective Time (such quotient, the "Conversion Number"), at an exercise price per share of Parent Common Stock equal to the quotient obtained by dividing (x) the exercise price per Share of such Company Option immediately prior to the Effective Time by (y) the Conversion Number. If the foregoing calculation results in an assumed Company Option being exercisable for a fraction of a share of Parent Common Stock, then the number of shares of Parent Common Stock subject to such option shall be rounded down to the nearest whole number of shares. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the "Code"), if applicable, and all other terms and conditions of unvested Company Options being assumed by Parent will, to the extent permitted by law and otherwise reasonably practicable, be unchanged. Continuous employment with the Company or any of its subsidiaries shall be credited to the optionee for purposes of determining the vesting of the number of shares of Parent Common Stock subject to exercise under the optionee's assumed Company Option after the Effective Time. "Company Option" means any option granted, whether or not exercisable, and not exercised or expired, to a current or former employee, director or independent contractor of the Company or any of its subsidiaries or any predecessor thereof to purchase Shares pursuant to any stock option, stock bonus, stock award, or stock purchase plan, program, or arrangement of the Company or any of its subsidiaries or any predecessor thereof (collectively, the "Stock Plans") or any other contract or agreement entered into by the Company or any of its subsidiaries. Notwithstanding any other provision of this Section 2.5, payment may be withheld in respect of any Company Option until necessary consents are obtained.


          (b) Prior to the Effective Time, the Company shall use its best efforts to (i) obtain any consents from holders of Company Options and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements that, in the case of either clauses (i) or (ii), are necessary to give effect to the transactions contemplated by Section 2.5(a).

          (c) Prior to the Effective Time, the Company shall terminate the Company's 1996 Stock Purchase Plan and any other of the Company's employee stock purchase plans as soon as possible without violating the terms of the plan. The Company shall not grant any option or right to acquire stock under the Company's 1996 Stock Purchase Plan or any other such stock purchase plan on or after the date of this Agreement.

          (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery pursuant to the terms set forth in this Section 2.5. Parent shall cause the shares of Parent Common Stock issuable upon exercise of the assumed Company Options to be registered, or to be issued pursuant to a then effective registration statement, no later than 45 days after the Effective Time on Form S-8 (or any successor form thereto) promulgated by the SEC and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such assumed Company Options remain outstanding.


                                  ARTICLE III

                           The Surviving Corporation
                           -------------------------


          SECTION 3.1.  Certificate of Incorporation.  The certificate of
                        ----------------------------
incorporation of the Surviving Corporation at the Effective Time shall be amended and restated to be in the form attached hereto as Annex II (including the certificate of designations of the Class II Series B Preferred Stock) until amended in accordance with applicable law.

          SECTION 3.2.  Bylaws.  The bylaws of Merger Subsidiary in effect at
                        ------
the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

          SECTION 3.3.  Directors and Officers.  From and after the Effective
                        ----------------------
Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.



                                  ARTICLE IV

                        Representations and Warranties
                        ------------------------------


          SECTION 4.1.  Representations and Warranties of the Company.  The
                        ---------------------------------------------
Company represents and warrants to Parent and Merger Subsidiary as follows. The representations and warranties of the Company are made only on and as of the date hereof.

          (a)  Organization, Standing and Corporate Power.  Each of the
               ------------------------------------------
Company and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each of its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on the financial condition, business, assets or results of operations of the Company and its subsidiaries taken as a whole except that occurrences due solely to a disruption of the Company's or its subsidiary's businesses solely as a result of the announcement of the execution of this Agreement and the transactions proposed to be consummated by this Agreement shall be excluded from consideration for purposes of the effect of an action or inaction on the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company has delivered to Parent complete and correct copies of its Articles of Incorporation and By-Laws and the certificates of incorporation and by-laws of its Significant Subsidiaries, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and a "Significant Subsidiary" means any subsidiary of a person that constitutes a significant subsidiary of such person within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

          (b)  Subsidiaries.  Section 4.1(b) of the disclosure schedule
               ------------
delivered by the Company to Parent and Merger Subsidiary prior to the execution of this Agreement (the "Disclosure Schedule") lists each subsidiary of the Company and its respective jurisdiction of incorporation and indicates whether such subsidiary is a Significant Subsidiary. Except as set forth in Section 4.1(b) of the Disclosure Schedule, all the outstanding shares of capital stock of each such domestic subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock). Except for the capital stock of its subsidiaries or as listed in Section 4.1(b) of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any person.

          (c)  Capital Structure.  The authorized capital stock of the Company
               -----------------
consists of 180,000,000 shares of Common Stock and 10,000,000 shares of Class II Preferred Stock, par value $.01 per share (the "Preferred Stock"). At the time of execution of this Agreement, (i) 101,282,612 shares of Common Stock were issued and outstanding (which includes 13,750,523 shares issued in connection with the acquisition of Memco Software Ltd. ("Memco"), (ii) no shares of Common Stock were held by the Company in its treasury or by any of the Company's subsidiaries, (iii) 28,442,209 shares of Common Stock were reserved for issuance pursuant to options outstanding under the Stock Plans (which includes 3,328,113 shares reserved for issuance pursuant to Stock Plans received through the acquisition of Memco), and (iv) 1,768,421 shares of Common Stock were reserved for issuance upon conversion of the outstanding shares of Class II Series B Preferred Stock (the "Series B Stock"), (v) 12,401,032 shares of Common Stock were reserved for issuance upon conversion of the Company's 6 3/4%

Convertible Subordinated Notes due 2001 and 6.25% Convertible Subordinated Notes due 2002 (the "Convertible Notes") and (vi) 1,800,000 shares of Class II Series A Junior Participating Preferred Stock (the "Participating Preferred Stock") were reserved for issuance in connection with the rights (the "Rights") to purchase shares of Participating Preferred Stock issued pursuant to the Rights Agreement dated as of December 21, 1995 (as amended from time to time, the "Rights Agreement"), between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent"). Except as set forth above, at the time of execution of this Agreement, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 4.1(c) of the Disclosure Schedule, there are not any bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above and in Section 4.1(c) of the Disclosure Schedule, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other voting securities of the Company or any of its subsidiaries or any securities of the type described in the two immediately preceding sentences. The Company has delivered to Parent complete and correct copies of the Stock Plans and all forms of Company Options. Section 4.1(c) of the Disclosure Schedule sets forth a complete and accurate list of all Company Options outstanding as of the date of this Agreement and the exercise price of each outstanding Company Option.

          (d)  Authority; Noncontravention.  The Company has the requisite
               ---------------------------
corporate power and authority to enter into this Agreement and the Consulting and Non-Compete Agreements (the "Consulting Agreements" and, together with this Agreement, the "Agreements") being entered into by the Company with the chief executive officer, chief operating officer and chief financial officer of the Company (true and complete copies of which have been provided to Parent), simultaneously with entering into this Agreement. Except for any required approval by the Company's stockholders in connection with the consummation of the Merger, the Company has the requisite corporate power and authority to consummate the transactions contemplated by this Agreement. The execution and delivery of the Agreements by the Company and the consummation by the Company of the transactions contemplated by the Agreements have been duly authorized by all necessary corporate action on the part of the Company, except for any required approval by the Company's stockholders in connection with the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of Parent and Merger Subsidiary, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Consulting Agreements have been duly executed and delivered by the Company and, assuming each Consulting Agreement constitutes a valid and binding agreement of the executive party thereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of the Agreements does not, and the consummation of the transactions contemplated by the Agreements and compliance with the provisions of the Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the Certificate of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any of its Significant Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) above, any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate could not reasonably be expected to (A) (1) with respect to the matters disclosed in
Section 4(p)(i) of the Disclosure Schedule, result in any required repurchase by the Company of the Convertible Notes, result in payments in excess of $150,000,000 in the aggregate under all "C.A. clause" contracts, result in severance payments in excess of $100,000,000 in the aggregate or result in payments to Folding Space L.L.C. in excess of $23,500,000 in the aggregate or
(2) in any other manner have a Material Adverse Effect, (B) impair the ability of the Company to perform its obligations in all material respects under this Agreement or (C) prevent or materially delay consummation of any of the transactions contemplated by this Agreement and other than, in the case of clause (iii) above, any such conflicts, violations, defaults, rights, or Liens that individually or in the aggregate could not reasonably be expected to (A) have a Material Adverse Effect, (B) impair the ability of the Company to perform its obligations in all material respects under this Agreement or (C) prevent or materially delay consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with or exemption by (collectively, "Consents") any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of the Agreements by the Company or the consummation by the Company of the transactions contemplated by the Agreements, except, in the case of this Agreement, for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (ii) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), (iii) the filing of a certificate of merger in accordance with Delaware Law and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,(iv) European antitrust notification and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as to which the failure to obtain or make could not reasonably be expected to (x) have a Material Adverse Effect or (y) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (e)  SEC Documents; Financial Statements; No Undisclosed Liabilities.
               ---------------------------------------------------------------
The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1998 and has provided to Parent a true and complete copy of the Company's Annual Report on Form 10-K which will be filed no later than March 31, 1999 (the "Company's 1999 10-K" and together with such other filed documents referred to in this sentence, the "SEC Documents"). As of their respective filing dates (or in the case of the Company's 1999 10-K, March 28, 1999), the SEC Documents complied in all material respects with the then applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), or the Exchange Act, as the case may be, applicable to such SEC Documents, and, as of such filing dates (or in the case of the Company's 1999 10-K, the date of this Agreement) (or if amended or superseded by a filing prior to the date of this Agreement, as of the date of such filing) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") complied as to form in all material respects with then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company Filed SEC Documents (defined below in Section 4.1(g)) or in Section 4.1(e) or (g) of the Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) and there is no existing condition, situation or set of circumstances, in each case which are required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto, except for liabilities incurred in connection with this Agreement or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (f)  Disclosure Documents.  (i) Each document required to be filed by
               --------------------
the Company with the SEC in connection with the transactions contemplated by this Agreement (the "Company Disclosure Documents"), including, without limitation, the Schedule 14D-9, the proxy or information statement of the Company (the "Company Proxy Statement"), if any, to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

          (ii) At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Company Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.1(f)(ii) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Parent or Merger Subsidiary specifically for use therein.

          (iii) The information with respect to the Company or any subsidiary that the Company furnishes to Parent or Merger Subsidiary in writing specifically for use in the Offer Documents will not, at the time of the filing thereof, at the time of any distribution thereof and at the time of the consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (g)  Absence of Certain Changes or Events.  Except as disclosed in the
               ------------------------------------
SEC Documents filed and publicly available prior to the date of this Agreement and the 1999 Form 10-K (the "Company Filed SEC Documents") or in Section 4.1(g) of the Disclosure Schedule, since December 31, 1998, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) except for the restructuring announced by the Company in 1999 and described in Section 4.1(g) of the Disclosure Schedule, any event, occurrence or development of a state of circumstances which has had or could reasonably be expected to have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its subsidiaries,
(iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv)
(A) any granting by the Company or any of its subsidiaries to any current or former director, officer or employee of the Company or any of its subsidiaries of any increase in compensation or benefits or severance or termination pay or benefits, except in the ordinary course of business consistent with past practice or as was required under employment, severance or termination agreements or plans in effect as of December 31, 1998, or (B) any entry by the Company or any of its subsidiaries into any employment, deferred compensation, severance or termination agreement with any such current or former director, officer or employee, except in the ordinary course of business consistent with past practice, (v) any damage, destruction or loss, whether or not covered by insurance, that has had or could reasonably be expected to have a Material Adverse Effect, (vi) any change in accounting methods, principles or practices by the Company or any of its subsidiaries, (vii) any amendment of any material term of any outstanding security of the Company or any of its subsidiaries,
(viii) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $1,000,000 in the aggregate, (ix) any creation or assumption by the Company or any of its subsidiaries of any Lien on any asset other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $1,000,000 for any one transaction or $5,000,000 in the aggregate, (x) any making of any loan, advance or capital contributions to or investment in any person other than to a subsidiary that is wholly owned (other than director qualifying shares) or other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $1,000,000 for any one transaction or $5,000,000 in the aggregate and other than investments in cash equivalents made in the ordinary course of business consistent with past practice, (xi) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets or the merger or consolidation with any person) or any relinquishment by the Company or any of its subsidiaries of any contract or other right, in either case material to the Company and its subsidiaries taken as a whole, representing commitments on behalf of the Company or any of its subsidiaries of more than $1,000,000 for any transaction or $5,000,000 for any series of related transactions, or otherwise in the ordinary course of business consistent with past practice and those contemplated by this Agreement, (xii) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, which employees were not subject to a collective bargaining agreement at December 31, 1998, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees or (xiii) any agreement, commitment, arrangement or undertaking by the Company or any of its subsidiaries to perform any action described in clauses
(i) through (xii).

          (h)  Litigation.  Except as disclosed in the Company Filed SEC
               ----------
Documents or in Section 4.1(h) of the Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a Material Adverse Effect, (ii) impair the ability of the Company to perform its obligations under this Agreement or (iii) prevent or materially delay the consummation of the Offer, the Merger or any of the other transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Section 4.1(h) of the Disclosure Schedule sets forth, with respect to any pending suit, action or proceeding to which the Company or any its subsidiaries is a party and which involves claims which if adversely determined would exceed $2,000,000, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed.

          (i)  Absence of Changes in Stock and Benefit Plans; Severance
               --------------------------------------------------------
Benefits. Except as disclosed in Section 4.1(i) and (g) of the Disclosure Schedule, there has not been (i) any acceleration, amendment or change of the period of exercisability or vesting of any Company Options or restricted stock, stock bonus or other awards under the Stock Plans or any other options to purchase Shares or stock of any subsidiary of the Company (including any discretionary acceleration of the exercise periods or vesting by the Company's Board of Directors or any committee thereof or any other persons administering a Stock Plan) or authorization of cash payments in exchange for any Company Options, restricted stock, stock bonus or other awards granted under any of such Stock Plans or any other options to purchase Shares or stock of any subsidiary of the Company; or (ii) any adoption or amendment by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, retirement, vacation, severance, disability, death benefit, hospitalization, medical, workers' compensation, supplementary unemployment benefits or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or any beneficiary thereof entered into, maintained or contributed to, as the case may be, by the Company or any of its subsidiaries (collectively, "Benefit Plans").
Section 4.1(i) of the Disclosure Schedule sets forth for each of the five most highly compensated employees of the Company the aggregate maximum amount of all termination, severance or other similar benefits (but the Company's best estimate of tax gross up amounts) to which such employee is entitled in connection with the Merger and the other transactions contemplated by this Agreement; provided that the gross up shall be based on these numbers.

          (j)  Participation and Coverage in Benefit Plan.  Except with respect
               ------------------------------------------
to (A) changes required by applicable law or (B) amendments and other actions disclosed in the Company Filed SEC Documents or Section 4.1(i), (g) or (j) of the Disclosure Schedule, there has been no written interpretation or announcement (whether or not written) by the Company or any of its subsidiaries relating to, or change in employee participation or coverage under, any Benefit Plan which would materially increase the expense of maintaining such Benefit Plan above the level of the expense incurred in respect thereof for the fiscal year ended on December 31, 1997.

          (k)  ERISA Compliance.  (i)  Section 4.1(k)(i) of the Disclosure
               ----------------
Schedule contains a list and brief description of (A) all "employee pension benefit plans" (defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee welfare benefit plans" (defined in Section 3(l) of ERISA) and all other Benefit Plans maintained, or contributed to, by the Company or any of its subsidiaries or ERISA affiliates (defined below) for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries or ERISA affiliates or under which the Company or any of its subsidiaries or ERISA affiliates has any liability other than Benefit Plans exempt from Title I of ERISA pursuant to
Section 4(b)(4) of ERISA and (B) all material Benefit Plans maintained outside of the United States primarily for the benefit of persons substantially all of whom are non-resident aliens with respect to the United States. For purposes of this Agreement, "ERISA affiliate" of the Company means any person which, together with the Company or any of its subsidiaries, would be treated as a single employer under Section 414 of the Code. The only Benefit Plans described in clause (A) of the preceding sentence which individually or collectively would constitute an "employee pension benefit plan" defined in
Section 3(2) of ERISA (the "Pension Plans") are identified as such in Section 4.1(k) of the Disclosure Schedule. The Company has provided to Parent a true and complete copy of each Pension Plan.

          (ii) Each Benefit Plan has been maintained and administered in compliance in all material respects with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, and is, to the extent required by applicable law or contract, fully funded without having any material deficit or material unfunded actuarial liability. Each Benefit Plan intended to be qualified under Section 401(a) of the Code is and has been at all times (giving effect to any applicable retroactive remedial amendment period) so qualified.

          (iii) No Benefit Plan is covered by Title IV of ERISA and no contributions to any Benefit Plan are required under Section 412 of the Code. Neither the Company nor any of its subsidiaries has incurred or expects to incur any liability under Title IV of ERISA or any liability or penalty under Section 4975 or 4980B of the Code or Section 502(i) of ERISA.

          (iv) Except as disclosed in Section 4.1(k)(iv) of the Disclosure Schedule, there are no pending or anticipated material claims against or otherwise involving any of the Benefit Plans and no material suit, action or other litigation has been brought against or with respect to any Benefit Plan (excluding, in each case, claims for benefits incurred in the ordinary course of Benefit Plan activities).

          (v) All material contributions, reserves or premium payments required to be made as of the date hereof to or with respect to the Benefit Plans have been made or provided for.

          (vi) Except as required by law or as disclosed in Section 4.1(k)(vi) of the Disclosure Schedule, neither the Company nor any of its subsidiaries has any obligations for post-retirement or post-termination health and life benefits under any Benefit Plan.

          (l)  Taxes.  As used in this Agreement, "tax" or "taxes" shall include
               -----
all Federal, state, local and foreign income, property, sales, excise withholding and other taxes, tariffs or governmental charges or assessments of any nature whatsoever as well as any interest, penalties and additions thereto. Except as set forth in Schedule 4.1(l) of the Disclosure Schedule:

          (i) The Company and each of its subsidiaries have timely filed all tax returns, statements, reports and forms required to be filed with any tax authority and in accordance with all applicable laws (other than a failure in an immaterial manner). All such tax returns are correct and complete in all respects. All taxes owed by the Company and any of its subsidiaries (whether or not shown on any tax return) have been paid. There are no Liens on any of the assets of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any tax.

          (ii) The Company and each of its subsidiaries has withheld and timely paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party (other than a failure in an immaterial manner).

          (iii) Neither the Company nor any of its subsidiaries expects any authority to assess any additional taxes against the Company or any of its subsidiaries for any period for which tax returns have been filed. No dispute or claim concerning any tax liability of the Company or any of its subsidiaries has been proposed or claimed in writing by any authority.

          (iv) Neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

          (v) Neither the Company nor any of its subsidiaries has filed a consent pursuant to Section 341(f) of the Code concerning collapsible corporations. Neither the Company nor any of its subsidiaries is a party to any tax allocation or sharing agreement other than any such agreement with any member of its U.S. consolidated group. Neither the Company nor any of its subsidiaries has any liability for the taxes of any person (other than the Company and any of its subsidiaries that is currently a member of the Company's affiliated group filing a consolidated federal income tax return) under Treas. Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (vi) As of the date of the most recent financial statements included in the Company Filed SEC Documents, the unpaid taxes of the Company and its subsidiaries did not exceed the liability for taxes (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of such financial statements.

          (vii) Neither the Company nor any of its subsidiaries is required to include in income any material adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) in its current or in any future taxable period by reason of a change in accounting method; nor does the Company or any of its subsidiaries have any knowledge that the Internal Revenue Service (or other taxing authority) has proposed or is considering proposing, any such change in accounting method.

          (viii) Neither the Company nor any of its subsidiaries is a party to any agreement, contract, or arrangement that, individually or collectively, could give rise to the payment of any amount (whether in cash or property, including Shares) that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m), 162(n) or 280G of the Code.

          (m)  State Takeover Statutes.  The Board of Directors of the Company
               -----------------------
has approved this Agreement, the Stockholder Option Agreement and the transactions contemplated hereby and thereby including, without limitation, the Offer and the Merger, and such approval is sufficient to render inapplicable to this Agreement, the Stockholder Option Agreement and the transactions contemplated hereby and thereby including, without limitation, the Offer and the Merger, the restrictions and limitations of Section 203 of Delaware Law. To the best of the Company's knowledge, no other "fair price", "moratorium", "control share acquisition", or other anti-takeover statute or similar statute or regulation, applies or purports to apply to the Offer, the Merger, this Agreement or any of the other transactions contemplated hereby or thereby.

          (n)  Brokers; Schedule of Fees and Expenses.  No broker, investment
               --------------------------------------
banker, financial advisor or other person, other than CSFB, the fees and expenses of which will be paid by the Company

(and a copy of whose engagement letters and a calculation of the fees that would be due thereunder has been provided to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries. Assuming consummation of the Offer and the Merger, no such engagement letter obligates the Company to continue to use their services or pay fees or expenses in connection with any future transaction.

          (o)  Permits; Compliance with Laws; Environmental Matters.  (i)  Each
               ----------------------------------------------------
of the Company and its subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the absence of Permits and for defaults under Permits which absence or defaults, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have been, and are, in compliance in all respects with all applicable statutes, laws or ordinances, regulations, rules, judgments, decrees or orders of any Governmental Entity, and neither the Company nor any of its subsidiaries has received any notice from any Governmental Entity or any other person that either the Company or any of its subsidiaries is in violation of, or has violated, in any respect any applicable statutes, laws or ordinances, regulations, rules, judgments, decrees or orders, except such failures to comply or violations as would not reasonably be expected to have a Material Adverse Effect.

          (ii) Neither the Company nor any of its subsidiaries has (i) placed, held, located, released, transported or disposed of any Hazardous Substance (as defined below) on, under, from or at any of the Company's or any of its subsidiaries' properties or any other properties, other than in a manner that could not, in all such cases taken individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (ii) any knowledge of the presence of any Hazardous Substances that have been released into the environment on, under or at any of the Company's or any of its subsidiaries' properties other than that which could not reasonably be expected to have or result in a Material Adverse Effect, or (iii) received any written notice (A) of any violation of any applicable statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity relating to any matter of pollution, protection of the environment or environmental regulation or control or regarding Hazardous Substances (collectively, "Environmental Laws") that has not been resolved or settled with the relevant Governmental Entity, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation, (C) requiring the response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its subsidiaries' properties or any other properties, (D) alleging non-compliance by the Company or any of its subsidiaries with the terms of any permit required under any Environmental Law in any manner reasonably likely to require material expenditures or to result in material liability or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its subsidiaries' properties or any other properties. For purposes of this Agreement, the term "Hazardous Substance" shall mean any material defined as toxic or hazardous, including any petroleum and petroleum products, under any applicable Environmental Law.

          (p)  Contracts; Debt Instruments.  (i)  Except as otherwise disclosed
               ---------------------------
in Section 4.1(p)(i) of the Disclosure Schedule or filed with the SEC as an exhibit to any Filed SEC Document, neither the Company nor any of its subsidiaries is a party to or subject to:

             (A) any union contract, or any employment, consulting, severance, termination, or indemnification agreement, contract or arrangement providing for future payments, written or oral, with any current or former officer, consultant, director or employee which (1) exceeds $300,000 per annum or (2) requires aggregate annual payments or total payments over the life of such agreement, contract or arrangement to such current or former officer, consultant, director or employee in excess of $300,000 or $600,000, respectively, and is not terminable by it or its subsidiary on 30 days' notice or less without penalty or obligation to make payments related to such termination (a true and complete copy of a severance agreement entered into by the Company has been provided to Parent and all severance or termination agreements entered into by the Company with its or its subsidiaries' employees are substantially identical to the severance agreement so provided to Parent other than the date of such agreement, the employee covered thereby and the amounts payable thereunder upon severance);

             (B) any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of revenues of $2,000,000 per annum or more with other persons;

             (C) any lease for real or personal property in which the amount of payments which the Company is required to make on an annual basis exceeds $2,000,000;

             (D) any material agreement, contract, policy, license, Permit, document, instrument, arrangement or commitment which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated or under which the Company's rights or benefits may be impaired or adversely affected, in either case by reason of the execution of this Agreement, the closing of the Offer or the Merger, or the consummation of the other transactions contemplated hereby;

             (E) any agreement, contract, policy, license, Permit, document, instrument, arrangement or commitment that limits in any material respect the freedom of the Company or any subsidiary of the Company to compete in any line of business or with any person or in any geographic area or which would so limit in any material respect the freedom of the Company or any subsidiary of the Company after the Effective Time; or

             (F) any other agreement, contract, policy, license, Permit, document, instrument, arrangement or commitment not made in the ordinary course of business which is material to the Company and its subsidiaries taken as a whole;

excluding in any case any agreement, arrangement or instrument under which no party has any continuing rights or obligations.

          (ii) Neither the Company nor any subsidiary of the Company is in default in any material respect under the terms of any exclusive license or distribution agreement or arrangement that, by its terms, provides for payments to the Company or any of its subsidiaries of $1,000,000 or more per annum, true and complete copies or descriptions of all of which have been delivered to Parent or any other material license or distribution agreement or arrangement. To the knowledge of the Company, none of the parties to any of the contracts identified in Section 4.1(p)(i) of the Disclosure Schedule or otherwise disclosed in the Company Filed SEC Documents has terminated, or in any way expressed an intent to materially reduce or terminate the amount of, its business with the Company or any of its subsidiaries in the future.

          (iii)  Set forth in Section 4.1(p)(iii) of the Disclosure Schedule are
(A) a list of (I) all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its subsidiaries in an aggregate principal amount in excess of $2,500,000 is outstanding or may be incurred and (II) the respective principal amounts currently outstanding thereunder and (B) a schedule of (I) each contract, agreement or arrangements which, because of the Company's entering into this Agreement, either require the Company or Parent to make a payment or reduce a charge under such agreement and (II) the Company's best estimate of the amount of such payment. For purposes of this Section 4.1(p)(iii), "indebtedness" shall mean, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid,
(D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (F) all capitalized lease obligations of such person,
(G) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate or currency swap transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business), (J) all obligations of such person to purchase securities (or other property) which arises out of or in connection with the sale of the same or substantially similar securities or property, and
(K) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

          (q)  Opinion of Financial Advisor.  The Company has received the
               ----------------------------
opinion of CSFB, dated the date hereof, a copy of which has been or, within two business days of the date hereof, will be provided to Parent, to the effect that, as of such date, the consideration to be paid in the Offer and the Merger is fair to the Company's stockholders from a financial point of view.

          (r)  Interests of Officers and Directors.  Except as set forth in
               -----------------------------------
Section 4.1(r) of the Disclosure Schedule, to the Company's knowledge, none of the Company's or any of its subsidiaries' officers or directors has any direct or indirect interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks, trade names, trade secrets or know-how, used in or pertaining to the business of the Company or that of its subsidiaries, or any supplier, distributor or customer of the Company or any of its subsidiaries, except for the normal rights of a stockholder and rights under existing employee benefit plans and except for any such interest which would not be required to be disclosed under the Exchange Act.

          (s)  Technology.  (i) The Company exclusively owns, without
               ----------
restrictions, or is licensed to use, the rights to all patents, trademarks, trade names, service marks, copyrights and any applications therefor, maskworks, net lists, schematics, inventories, technology, trade secrets, source codes, know-how, computer software programs or applications and tangible or intangible proprietary information or material that in any material respect are used in the business of the Company and any of its subsidiaries

                                      -18
as currently conducted (the"Company Intellectual Property Rights"). Section 4.1(s)(i) of the Disclosure Schedule lists: (A) all patents, trademarks, trade names, service marks, registered and unregistered copyrights, and any applications therefor included in the Company Intellectual Property Rights, together with a list of all of the Company's currently marketed software products and a list of which, if any, of such products have been registered for copyright protection with the United States Copyright Office and any foreign offices; and (B) all licenses and other agreements to which the Company or any of its subsidiaries is a party and pursuant to which the Company or any of its subsidiaries is authorized to use any Company Intellectual Property Right, that is material to the licensing by the Company or any subsidiary of its software products to end users and includes the identities of the parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. Neither the Company nor any of its subsidiaries is, or as a result of the execution, delivery or performance of the Company's obligations hereunder will be, in violation of, or lose any rights pursuant to, any license or agreement described in Section 4.1(s)(i) of the Disclosure Schedule.

          (ii) No claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of the Company, are threatened by any person nor does the Company or any subsidiary of the Company know of any valid grounds for any bona fide claims (A) to the effect that the manufacture, sale or use of any product or process as now used or offered or proposed for use or sale by the Company or any subsidiary of the Company infringes on any copyright, trade secret, patent or other intellectual property right of any person, (B) against the use by the Company or any subsidiary of the Company of any Company Intellectual Property Rights, or (C) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights. All granted and issued patents and all registered trademarks and service marks listed in Section 4.1(s)(i) of the Disclosure Schedule and all copyrights held by the Company or any of its subsidiaries are valid, enforceable and subsisting. To the Company's knowledge, there has not been and there is not any material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, employee or former employee.

          (iii) Except as set forth in Section 4.1(s)(i) of the Disclosure Schedule, no owned Company Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any material manner the licensing thereof by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Company Intellectual Property Right. Except for the Company's end-user licenses, neither the Company nor any of its subsidiaries has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Company Intellectual Property Right. The Company and its subsidiaries have the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Company Intellectual Property Rights that are owned by the Company or any of its subsidiaries.

          (t)  Change of Control.  Except as set forth in Section 4.1(i),
               -----------------
4.1(p)(i)(A) or 4.1(t) of the Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in or increase the amount of any payment or benefit (including a payment or benefit contingent on the occurrence of one or more events including, without limitation, termination of employment) becoming due to any current or former employee, director or independent contractor of the Company or any of its subsidiaries, from the Company or any of its subsidiaries under the terms of any Stock Plan, Benefit Plan, agreement or otherwise, or (ii) result in the acceleration of the time of payment, exercise or vesting of any such payment or benefits.

          (u)  Rights Agreement.  The Company has delivered to Parent a complete
               ----------------
copy of the Rights Agreement, including all amendments and exhibits thereto.
The Company has taken, and as soon as possible after the date hereof (but in no event later than two business days after the date hereof), the Rights Agent will take, all actions necessary or appropriate to amend the Rights Agreement to ensure that the execution of this Agreement and the Stockholder Option Agreement, the announcement or making of the Offer, the acquisition of Shares pursuant to the Offer, the Merger and the Stockholder Option Agreement and the other transactions contemplated in this Agreement and the Stockholder Option Agreement will not cause (i) Parent or any of its affiliates to be considered an Acquiring Person (as defined in the Rights Agreement), (ii) the occurrence of the Distribution Date or Shares Acquisition Date (each as defined in the Rights Agreement) or (iii) the separation of the Rights from the underlying Shares, and will not give the holders thereof the right to acquire securities of any party thereto.

          (v)  1999 Options.  The Company Options issued in 1999 pursuant to the
               ------------
Stock Plans have been issued to employees on a compensation basis and for the purposes consistent with prior issuances by the Company and were not issued in contemplation of the transactions contemplated by this Agreement.

          (w)  Year 2000 Compliance.  The Company's web site
               --------------------
(http://www.platinum.com/ year2klt.htm), accurately sets forth the Y2K compliance status of the Company's products in all material respects. The Company's disclosure in the Company's 1999 10-K under the caption "Year 2000 Considerations" accurately sets forth in all material respects the Company's Year 2000 compliance status regarding its internal systems, including IT and non-IT systems, and technical infrastructure.

          SECTION 4.2.  Representations and Warranties of Parent and Merger
                        ---------------------------------------------------
Subsidiary.  Parent and Merger Subsidiary represent and warrant to the Company
----------
as follows:

          (a)  Organization, Standing and Corporate Power.  Each of Parent and
               ------------------------------------------
Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as now being conducted.

          (b)  Authority; Noncontravention.  Parent and Merger Subsidiary have
               ---------------------------
all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Parent or Merger Subsidiary or the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Merger Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Merger Subsidiary or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (A) have a material adverse effect on Parent and its subsidiaries taken as a whole, (B) impair the ability of Parent and Merger Subsidiary to perform their respective obligations under this Agreement or (C) prevent the consummation of any of the transactions contemplated by this Agreement. No Consent is required by or with respect to Parent, Merger Subsidiary or any other subsidiary of Parent in connection with the execution and delivery of this Agreement or the consummation by Parent or Merger Subsidiary, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form under the HSR Act, (ii) compliance with any applicable requirements of the Exchange Act, (iii) the filing of a certificate of merger in accordance with Delaware Law and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings as (A) may be required under the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets or (B) as to which the failure to obtain or make could not reasonably be expected to (x) have a material adverse effect on Parent and its subsidiaries taken as a whole or (y) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (c)  Disclosure Documents.  (i) The information with respect to Parent
               --------------------
and its subsidiaries that Parent furnishes to the Company in writing specifically for use in any Company Disclosure Document will not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (A) in the case of the Company Proxy Statement at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time the stockholders vote on adoption of this Agreement, and (B) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing thereof and at the time of any distribution thereof.

          (ii) The Offer Documents, when filed, will comply as to form in all material respects with the applicable requirements of the Exchange Act and will not at the time of the filing thereof, at the time of any distribution thereof or at the time of consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided, that this representation and warranty will not
                      --------
apply to statements or omissions in the Offer Documents based upon information furnished to Parent or Merger Subsidiary in writing by the Company specifically for use therein.

          (d)  Financing.  Parent will provide or cause to be provided to Merger
               ---------
Subsidiary the funds necessary to consummate the Offer and the Merger in accordance with the terms of this Agreement.

          (e)  Delaware Law.  As of the time immediately prior to the execution
               ------------
of this Agreement, neither Parent nor any of its subsidiaries was (i) an "interested stockholder", as such term is defined in Section 203 of the Delaware Law or (ii) an Acquiring Person under the Rights Agreement.


                                  ARTICLE V

                           Covenants of the Company
                           ------------------------


          SECTION 5.1.  Conduct of Business.  During the period from the date of
                        -------------------
this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior written approval of Parent:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than in connection with the exercise of Company Options);

          (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (i) the issuance of Shares upon the exercise of Company Options outstanding on the date of this Agreement in accordance with their terms on such date (ii) conversion of Convertible Subordinated Notes into Shares, (iii) conversion of Series B Stock, (iv) issuances under the Stock Purchase Plan and (v) in the event that, for ministerial reasons, the delivery of the certificates of the 13,750,523 Shares and options for 3,328,113 Shares pursuant to the Memco acquisition (which are included in the outstanding shares under Section 2.1(c)) has not been completed by the time this Agreement is entered into, the completion of the issuance of such Shares and option for such Shares in such amounts);

          (c) amend its articles or certificate of incorporation, by-laws or other comparable charter or organizational documents (other than immaterial changes, such as mergers of subsidiaries of the Company with other subsidiaries to implement the Company's internal restructuring);

          (d) acquire or agree to acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any business, including through the acquisition of any interest in any corporation, partnership, joint venture, association or other business organization or division thereof;

          (e) (i) mortgage or otherwise encumber or subject to any Lien, any of the Company Intellectual Property Rights or any other material properties or assets, (ii) except in the ordinary course of business consistent with past practice and pursuant to existing contracts or commitments, sell, lease, transfer or otherwise dispose of any of the Company Intellectual Property Rights or any other material properties or assets, or (iii) except in the ordinary course of business consistent with past practice or pursuant to existing contracts or commitments, license any of the Company Intellectual Property Rights;

          (f) make or agree to make any new capital expenditures in excess of $500,000;

          (g) make any material tax election (unless required by law) or settle or compromise any material income tax liability;

          (h) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice and in accordance with their terms, of (i) liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company Filed SEC Documents or (ii) liabilities incurred in the ordinary course of business consistent with past practice, or, subject to the fiduciary duties of the Board of Directors of the Company as advised in writing by Katten Muchin & Zavis, counsel to the Company, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

          (i) commence a lawsuit other than (i) for the routine collection of bills or (ii) to enforce this Agreement or (iii) in such cases where the Company in good faith determines that the failure to commence suit would result in a material impairment of a valuable aspect of the Company's business, provided that the Company consults with Parent prior to filing such suit;

          (j) (i) enter into or amend any employment or severance agreement or similar arrangements, (ii) enter into any agreement pursuant to which the Company or any of it subsidiaries will provide services for a term of more than 30 days at a fixed or capped price or otherwise pursuant to terms that are not consistent with agreements entered into by the Company or any of its subsidiaries in the ordinary course of business, (iii) enter into any customer sale or license agreement with non-standard terms or at discounts from list prices in excess of 20%, (iv) pay commissions to sales employees except on the basis of executed customer contracts with respect to products actually delivered to customers, (v) enter into any contracts or series of related contracts in excess of $250,000, (vi) enter into or amend any agreement or arrangement that provides customers with enhanced rights or refunds of any nature upon a change of control of the Company or its affiliates, (vii) enter into any customer agreements providing for product replacements, (viii) enter into or amend any contract to provide for "year 2000" remediation services, (ix) make any determination as to amounts payable under any plan, arrangement, or agreement, providing for discretionary incentive compensation or bonus to any officer, director, employee or independent contractor of the Company or any of its subsidiaries or (x) enter into, adopt, or amend any agreement, arrangement, or Benefit Plan so as to increase the liability (whether or not contingent) of the Company or the Parent or any of their subsidiaries in respect of compensation or benefits except as may be required by law; or

          (k) authorize any of, or commit or agree to take any of, the foregoing actions.

          Parent acknowledges and agrees that the terms of this Section 5.1 do not prevent (i) payment of reasonable professional fees and expenses as a result of or in connection with the Company's negotiation or execution of this Agreement or the performance of the Company's obligations hereunder, (ii) the Company from implementing April 1, 1999 salary increases that have already been announced to employees and provided they are not in excess of 6% in the aggregate, (iii) paying employee, sales and other bonuses that accrued prior to the date hereof and (iv) the creation of a "Rabbi" severance trust and the funding of the severance payments for the top three executives in the amounts described in Section 4.1(g) of the Disclosure Schedule.

          SECTION 5.2.  Stockholder Meeting; Proxy Material.  The Company shall
                        -----------------------------------
cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable following Merger Subsidiary's acquisition of Shares in the Offer for the purpose of voting on the approval and adoption of this Agreement and the Merger unless a vote of stockholders of the Company is not required by Delaware Law. The Directors of the Company shall, subject to their fiduciary duties as advised in writing by Katten Muchin & Zavis, counsel to the Company, recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company (i) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) subject to the fiduciary duties of the Board of Directors of the Company as advised in writing by Katten Muchin & Zavis, counsel to the Company, will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iii) will otherwise comply with all legal requirements applicable to such meeting.

          SECTION 5.3.  Access to Information.  From the date hereof until the
                        ---------------------
Effective Time and except as prohibited by any applicable statute, rule or regulation of any Governmental Entity, the Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives access (during normal business hours and upon reasonable notice) to the offices, properties, books and records of the Company and the subsidiaries, will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company and the subsidiaries; provided that no investigation
                                                  --------
pursuant to this Section 5.3 shall affect any representation or warranty given by the Company to Parent hereunder.

          SECTION 5.4.  Other Offers.  Until the termination of this Agreement,
                        ------------
the Company and its subsidiaries will not, and will not authorize or permit the officers, directors, employees or other agents of the Company and its subsidiaries to, directly or indirectly, (i) take any action to solicit, initiate or encourage any Acquisition Proposal (defined below) or (ii) subject to the fiduciary duties of the Board of Directors of the Company under applicable law, as advised in writing by Katten Muchin & Zavis, counsel to the Company, and in response to an unsolicited request therefor by a person who a majority of the Company's Board of Directors believes intends to submit a Superior Acquisition Proposal (defined below), engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its subsidiaries or afford access to the properties, books or records of the Company or any of its subsidiaries to, any person that has advised the Company or otherwise publicized the fact that such person may be considering making, or that has made, an Acquisition Proposal; provided, nothing herein shall prohibit
                                        --------
the Company's Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. The Company will promptly notify Parent after receipt of any Acquisition Proposal or any notice that any person is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries or for access to the properties, books or records of the Company or any of its subsidiaries by any person that has advised the Company or otherwise publicized the fact that such person may be considering making, or that has made, an Acquisition Proposal and will keep Parent fully informed of the status and details of any such Acquisition Proposal, indication or request. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any of its subsidiaries or the acquisition of any significant equity interest in, or a significant portion of the assets of, the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement; and "Superior Acquisition Proposal" means an Acquisition Proposal which a majority of the disinterested directors determines in its good faith judgment (based on advice of the Company's independent financial advisor) to be more favorable to the Company's stockholders than the Offer or the Merger, and for which financing, to the extent required, is then committed.

          SECTION 5.5.  State Takeover Statutes.  If any "fair price", "control
                        ------------------------
share acquisition", "moratorium" or other anti-takeover statute, or similar statute or regulation shall become applicable to this Agreement, the Stockholder Option Agreement or any of the transactions contemplated hereby or thereby, including, without limitation, the Offer or the Merger, the Company and its Board of Directors shall take all action necessary to ensure that the Offer, the Merger and the other transactions contemplated hereby and thereby, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other transactions contemplated hereby or thereby.



                                  ARTICLE VI

                   Covenants of Parent and Merger Subsidiary
                   -----------------------------------------


          SECTION 6.1.  Obligations of Merger Subsidiary.  Parent will take all
                        --------------------------------
action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Offer and the Merger on the terms and conditions set forth in this Agreement.

          SECTION 6.2.  Voting of Shares.  Parent and Merger Subsidiary agrees
                        ----------------
to make a quorum and vote all Shares acquired in the Offer or otherwise beneficially owned by them in favor of adoption of this Agreement at the Company Stockholder Meeting.

          SECTION 6.3.  Indemnification.  For six years after the Effective
                        ---------------
Time, Parent and the Surviving Corporation will indemnify and hold harmless the present and former officers, directors, employees and agents of the Company (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under the Company's certificate of incorporation and bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Parent will cause to be maintained for a period of not less than two years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors and officers of the Company on the date of this Agreement, so long as the annual premium therefor would not be in excess of 105% of the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to Parent. If the existing D&O Insurance cannot be maintained, expires or is terminated or canceled during such two-year period, Parent will use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of 105% of the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to Parent, on terms and conditions substantially similar to the existing D&O Insurance. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter relating to the Merger, the Offer or this Agreement occurring on or prior to the Effective Time, Parent shall pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

          SECTION 6.4.  Employees.  Except as otherwise provided in Section 2.5,
                        ---------
Parent agrees to honor (or to cause the Surviving Corporation to honor) in accordance with their terms all Benefit Plans (including employment agreements) previously delivered to Parent and all accrued benefits vested thereunder; it being understood and agreed that nothing in this Section 6.4(a) shall prevent Parent or the Surviving Corporation from terminating any such Benefit Plan in accordance with its terms. For purposes of this Section 6.4(a), any Benefit Plan that is a Company Filed SEC Document shall be deemed to have been delivered to Parent.

          SECTION 6.5.  Interim Financing.  In the event that at any time the
                        -----------------
Company is subject to a material lack of cash liquidity and as a result the Board of Directors of the Company declares a cash emergency, upon notice thereof by the Company to Parent, Parent shall, if requested by the Company, work with the Company during such time to help the Company secure necessary financing through such efforts as Parent shall reasonably determine to be appropriate.
The foregoing shall not require any loan, guarantee or other economic support by Parent or any payments by Parent to the Company or any other person. In the event that such financing is not obtained by the Company and the cash emergency is continuing notwithstanding the efforts made by Company and Parent as described above, Parent shall, as a last resort, purchase such receivables of the Company upon such terms as the Company and Parent shall mutually agree.


                                 ARTICLE VII

                             Additional Agreements
                             ---------------------

          SECTION 7.1.  HSR Act Filings; Reasonable Efforts; Notification.  (a)
                        -------------------------------------------------
Each of Parent and the Company shall (i) promptly make or cause to be made the filings required of such party or any of its subsidiaries under the HSR Act with respect to the transactions contemplated by this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other material received by such party or any of its subsidiaries from the Federal Trade Commission or the Department of Justice or any other Governmental Entity in respect of such filings or such transactions, and (iii) cooperate with the other party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under any Antitrust Laws (defined below) with respect to any such filing or any such transaction. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings or any such transaction. Subject to the provisions of Section 7.1(e), neither party shall participate in any meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate.

          (b) Each of Parent and the Company shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, and, if by mutual agreement, Parent and the Company decide that litigation is in their best interests, each of Parent and the Company shall cooperate and use all reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of any such transaction. Each of Parent and the Company shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

          (c) Subject to the fiduciary duties of the Board of Directors of the Company as advised in writing by Katten Muchin & Zavis, counsel to the Company, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all other necessary registrations and filings (including other filings with Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the preparation of the Company Disclosure Documents and the Offer Documents, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

          (d) Notwithstanding anything to the contrary in Section 7.1(a), (b) or (c), but subject to the provisions of Section 7.1(e), (i) neither Parent nor any of its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, (ii) neither Parent nor any of its subsidiaries shall be required to take or agree to take any other action or agree to any limitation that could reasonably be expected to have an adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of Parent and its subsidiaries taken as a whole or of Parent combined with the Surviving Corporation after the Effective Time, (iii) neither the Company nor its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect, and (iv) no party shall be required to agree to the imposition of or to comply with, any condition, obligation or restriction on Parent or any of its subsidiaries or on the Surviving Corporation or any of its subsidiaries of the type referred to in clause (a) or (b) of Annex I and (v) neither Parent nor Merger Subsidiary shall be required to waive any of the conditions to the Offer set forth in Annex I or any of the conditions to the Merger set forth in Section VIII.

          (e)  Notwithstanding anything to the contrary in Section 7.1(a), (b),
(c) or (d), the parties agree as follows:


          (i) For a period of 90 days following the last to occur of (A) substantial compliance by Parent and Merger Subsidiary with any request under the HSR Act for additional information, documents, or other material received by such party or any of its subsidiaries from the Federal Trade Commission or the Department of Justice ("FTC/DOJ") and (B) substantial compliance by the Company with any request under the HSR Act for additional information, documents, or other material received by such party or any of its subsidiaries from FTC/DOJ, Parent and Merger Subsidiary shall attempt to resolve any objections asserted by FTC/DOJ generally as described in Section 7.1(b), (c) and (d).

          (ii) If after the 90 day period set forth in Section 7.1(e)(i), objections continue to be asserted by FTC/DOJ which would threaten to prevent completion of the Merger, (A) first, Parent and the Company shall consult and mutually determine whether to litigate over the continuing objections, or (B) if within five days Parent and the Company do not mutually agree to litigate, the Company shall have the right for a period of 30 days to meet separately with FTC/DOJ to develop a plan to resolve the continuing objections, such resolution to be on a basis reasonably calculated to meet the objections of the FTC/DOJ. During this period, the Company will continue to keep Parent and Merger Subsidiary informed of its discussions and consult with Parent and Merger Subsidiary on possible resolutions of the continuing objections.

          (iii) After the Company and FTC/DOJ have agreed upon a plan, Parent shall have a period of 90 days after such plan has been provided to Parent in which to effect the plan, or a similar plan to which FTC/DOJ consents or otherwise indicates its willingness for Parent to proceed so as to permit the consummation of the Merger. Parent shall not be obligated to effect on the plan in any specific manner and shall not be required to refrain from discussing changes to the plan with either the Company or FTC/DOJ.

          (iv) If Parent has not within the 90 day period completed effecting the plan as contemplated by Section 7.1(e)(iii), then, Parent shall choose one of the following:

          (A) within 15 days, fully resolve any continuing objection or enter into a consent decree on reasonable terms setting forth the terms of the plan developed by the Company and FTC/DOJ under Section 7.1(e)(ii), or

          (B) (1) escrow an amount equal to the aggregate purchase price for the number of Shares representing the Minimum Condition, on terms outlined in Annex III to this Agreement, and (2) use all reasonable efforts vigorously to contest and resist any action or proceeding instituted by FTC/DOJ.

In the event that Parent chooses to contest or resist any action or proceeding instituted by FTC/DOJ under Section 7.1(e)(iv), the Company shall fully cooperate with and support Parent in such efforts.

          (v) Parent may at any time, in lieu of continuing with the provisions of Section 7.1(e)(i) through (iii), elect to immediately follow the provisions of Section 7(e)(iv)(B).

          (vi) In the event Parent has elected, pursuant to Section 7.1(e)(iv)(B), to contest or resist any action or proceeding instituted by FTC/DOJ and a final, nonappealable order by a court of competent jurisdiction has been issued which prevents the completion of the Merger, then Parent and the Company will take the following steps:

          (A) The Company will increase its Board of Directors from seven to 14 and elect seven members nominated by Parent. The new Board of Directors will work together to take all steps, including disposition of assets, to remove any FTC/DOJ objections to completing the Merger.

          (B) In the event that, after 90 days, the new Board of Directors is unable to agree to a plan to resolve the FTC/DOJ objections, then the Board will delegate the responsibility to (1) develop a plan to resolve the FTC/DOJ objections to a three person committee of Sanjay Kumar (or in his absence, a designee of Parent's Board), Andrew J. Filipowski (or in his absence, a designee of the Company's Board) and a senior member of Credit Suisse First Boston and (2) execute such plan.

          (f) Each party shall give prompt notice to the other parties upon learning of (i) any representation or warranty made by it contained in this Agreement was untrue or inaccurate in any respect as of the date hereof or (ii) the failure by it to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, that no such notification shall affect the representations,
           --------
warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (g) The Company shall give prompt notice to Parent, and Parent or Merger Subsidiary shall give prompt notice to the Company, of:

             (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

             (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

             (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries (x) which, in the case of the Company, if pending on the date of this Agreement would have been required to have been disclosed pursuant to Section 4.1(g), 4.1(h), 4.1(i), 4.1(k), 4.1(l), 4.1(o) or (y) in the case of any party, which relate to the consummation of the transactions contemplated by this Agreement.

          SECTION 7.2.  Public Announcements.  Parent and Merger Subsidiary, on
                        --------------------
the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in a form agreed to by the parties. Parent acknowledges that the Company will file (i) a Form 8-K disclosing this Agreement and attaching this Agreement as an exhibit, and (ii) a Form 8-A/A relating to the Amendment to the Rights Agreement.

          SECTION 7.3.  Rights Agreement.  The Board of Directors of the Company
                        ----------------
shall take all further action (in addition to that referred to in Section 4.1(u)) requested in writing by Parent (including redeeming the Rights immediately prior to the Effective Time of the Merger or amending the Rights Agreement) in order to render the Rights inapplicable to the Offer, the Merger and the other transactions contemplated by this Agreement and the Stockholder Option Agreement. Except as expressly provided in this Agreement or as requested in writing by Parent, the Board of Directors of the Company shall not
(i) amend the Rights Agreement or (ii) take any action with respect to, or make any determination under, the Rights Agreement (including a redemption of the Rights).


                                 ARTICLE VIII

                           Conditions to the Merger
                           ------------------------


          SECTION 8.1.  Conditions to the Obligations of Each Party.  The
                        -------------------------------------------
obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

          (i) if required by Delaware Law, this Agreement shall have been adopted by the stockholders of the Company in accordance with such Law;

          (ii) any applicable waiting period under the HSR Act relating to the Merger shall have expired;

          (iii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

          (iv) Parent or Merger Subsidiary shall have purchased Shares in an amount equal to at least the Minimum Condition pursuant to the Offer; and

          (v) other than the filing of articles of merger in accordance with Delaware Law, all Consents required to permit the consummation of the Merger including those set forth in Sections 4.1(d) and 4.2(b) shall have been filed, occurred or been obtained, other than those the absence of which would not have a Material Adverse Effect.

                                  ARTICLE IX

                                  Termination
                                  -----------


          SECTION 9.1.  Termination.  This Agreement may be terminated and the
                        -----------
Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

               (a)  by mutual written consent of the Company and Parent;

               (b) subject to Section 7.1(e), by either the Company or Parent, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited;

               (c) by the Company (y) if Parent shall have failed to commence the Offer within five business days following the date of this Agreement or
     (z) if the Offer shall have been terminated without Parent or Merger Subsidiary having purchased any Shares pursuant to the Offer;

               (d) by Parent, (y) upon the occurrence of any Trigger Event described in clauses (i) through (iv) of Section 10.4(b) or (z) if the Offer shall have expired or been terminated, in accordance with the terms of this Agreement without Parent or Merger Subsidiary having purchased any Shares pursuant to the Offer; or

               (e) by the Company, at any time after the 60th day following the later of (i) the date the HSR Act waiting period expires and (ii) the first date the conditions set forth in clause (a) and (b) of Annex I cease to exist.

               (f) by the Company, upon the occurrence of any Trigger Event described in clause (iv) of Section 10.4(b).

          SECTION 9.2.  Effect of Termination.  If this Agreement is terminated
                        ---------------------
pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto or their respective officers and directors, except that the agreements contained in Sections 10.4, 10.6 and 10.8 shall survive the termination hereof and except to the extent that such termination results from the material breach by a party of any representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE X

                              General Provisions
                              ------------------



          SECTION 10.1.  Nonsurvival of Representations and Warranties.  None of
                         ---------------------------------------------
the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.


          SECTION 10.2.  Notices.  All notices, requests and other
                         -------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or by telecopy (with copies by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (a)   if to Parent or Merger Subsidiary, to

             Computer Associates International, Inc.
             One Computer Associates Plaza
             Islandia, New York  11788-7000


             Attention:  Sanjay Kumar
                         President and Chief Operating Officer

             Fax:  516-342-3300

             with a copy to:


             Howard, Smith & Levin LLP
             1330 Avenue of the Americas
             New York, New York  10019

             Attention:  Scott F. Smith
             Fax:  212-841-1010

       (b)   if to the Company, to

             PLATINUM technology International, inc.
             1815 South Meyers Road
             Oakbrook Terrace, Illinois  60181

             Attention:  Andrew J. Filipowski
             Fax:  630-691-0411
             with a copy to:

             Katten Muchin & Zavis
             525 West Monroe Street
             Suite 1600
             Chicago, Illinois  60661-3693

             Attention:  Arthur Hahn
             Fax:  312-902-1061

  SECTION 10.3.  Amendments; No Waivers.  (a)  Any provision of this Agreement
                 ----------------------
may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the
                                                  --------
adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (ii) any term of the certificate of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.4.  Fees and Expenses.
                         -----------------

          (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          (b) The Company agrees to pay Parent a fee in immediately available funds equal to $180,000,000 promptly, but in no event later than one business day, after the termination of this Agreement as a result of the occurrence of any of the events set forth below (a "Trigger Event"):

             (i) the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle with respect to any Acquisition Proposal;

             (ii) any representation or warranty made by the Company in, or pursuant to, this Agreement that is qualified as to materiality shall not have been true and correct when made, or any representation or warranty made by the Company in, or pursuant to, this Agreement that is not so qualified shall not have been true and correct in all material respects when made, or the Company shall have failed to observe or perform in any material respect any of its obligations under this Agreement; provided that it shall not be a Trigger Event unless either (A) the breaches of the representations and warranties without regard to any materiality qualifier or threshold, and failure to perform or breach of any obligation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (B) the breaches of the representations and warranties in Section 4.1(c), (l), (n),
     (p)(i)(A) and (D) and (u) without regard to any materiality qualifier or threshold, and failure to perform or breach of any obligation, individually or in the aggregate, could reasonably be expected to result in a loss or damage of $22,500,000 or more;

             (iii) the Board of Directors of the Company (or any special committee thereof) shall have withdrawn or materially modified in a manner adverse to Parent or Merger Subsidiary its approval or recommendation of the Offer, the Merger or this Agreement or its approval of the entry by Parent and Merger Subsidiary into the Stockholder Option Agreement, in any such case whether or not such withdrawal or modification is required by the fiduciary duties of the Board of Directors (or any special committee thereof); or

              (iv) prior to the purchase of any Shares under the Offer, the Company shall have received any Acquisition Proposal which the Board or Directors has determined is more favorable to the Company's shareholders than the transactions contemplated by this Agreement, whether or not such determination is required by the fiduciary duties of the Board of Directors.

              (c) If this Agreement is terminated as a result of the occurrence of a Trigger Event, in addition to any amounts paid or payable by the Company to Parent pursuant to Section 10.4(b), the Company shall promptly assume and pay, or reimburse Parent for, all fees payable and expenses incurred by Parent (including the fees and expenses of its counsel) in connection with this Agreement and the transactions contemplated hereby to a maximum of $10,000,000.

              (d) In consideration of Parent entering into this Agreement, substantially contemporaneously with entering into this Agreement, the Company has paid to Parent a nonrefundable fee (or provided a direct draw Letter of Credit in the amount) of $20,000,000.

               10.5.  Successors and Assigns.  The provisions of this Agreement
                      ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of Parent or any of its wholly-owned subsidiaries, the right to purchase Shares pursuant to the Offer, but any such transfer or assignment will not relieve Parent of its obligations to cause Merger Subsidiary or another subsidiary to consummate the Offer or prejudice the rights of tendering stockholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

              SECTION 10.6.  Governing Law.  This Agreement shall be construed
                             -------------
in accordance with and governed by the law of the State of New York, except that the consummation and effectiveness of the Merger shall be governed by, and construed in accordance with, Delaware Law and the exercise by the Board of Directors of the Company of its fiduciary duties as referenced herein shall be governed by, and construed in accordance with, the law of the State of Delaware.

              SECTION 10.7.  Counterparts; Effectiveness; Interpretation.  This
                             -------------------------------------------
Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

              SECTION 10.8.  Enforcement.  The parties agree that irreparable
                             -----------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

              SECTION 10.9.  Severability. If any term or other provision of
                             ------------
this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

              SECTION 10.10. Entire Agreement; No Third Party Beneficiaries.
                             ----------------------------------------------
This Agreement and the Confidentiality Agreement dated as of March 24, 1999, between the Company and the Parent (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, other than rights to indemnity under Section 6.3.

              SECTION 10.11. Materiality; Knowledge.  When used with respect to
                             ----------------------
the Company in this Agreement, the term "material" means material to the Company and its subsidiaries taken as a whole. Any representation in this Agreement which is expressed as made to the Company's knowledge means the knowledge, after reasonable investigation, of the following individuals: Andrew J. Filipowski, Michael Cullinane, Larry S. Freedman, Paul L. Humenansky and Ken Mueller.

     The parties hereto have caused this Agreement to be signed by their respective authorized officers as of the date first written above.

                         Computer Associates International, Inc.



                         By: /s/ CHARLES P. MCWADE
                            -------------------------------
                            Name:  Charles P. McWade
                            Title:  Senior Vice President


                         HardMetal, Inc.



                         By: /s/ STEVEN M. WOGHIN
                            -------------------------------
                            Name:  Steven M. Woghin
                            Title:  Vice President and Secretary



                         PLATINUM technology International, inc.



                         By: /s/ ANDREW J. FILIPOWSKI
                            -------------------------------
                            Name: Andrew J. Filipowski
                            Title: President, Chief Executive Officer and Chairman of the Board

                                                                         ANNEX I



  Notwithstanding any other provision of the Offer, Parent and Merger Subsidiary shall not be required to accept for payment or (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Subsidiary's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer)) to pay for any Shares, if by the expiration of the Offer (as it may be extended in accordance with the requirements of Section 1.1), the Minimum Condition shall not have been satisfied or at any time on or after March 29, 1999 and prior to the acceptance for payment of Shares pursuant to the Offer, any of the following conditions exist:

        (a) there shall be instituted or pending any action or proceeding by any Governmental Entity, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the acquisition by Merger Subsidiary or any of its affiliates of Shares pursuant to the Stockholder Option Agreement, the making of the Offer, the acceptance for payment of or payment for some of or all the Shares by Parent or Merger Subsidiary or the consummation by Parent or Merger Subsidiary of the Merger, seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Stockholder Option Agreement, this Agreement, the Offer or the Merger, (ii) seeking to restrain or prohibit Parent's or Merger Subsidiary's ownership or operation (or that of their respective subsidiaries or affiliates) of all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or of Parent and its subsidiaries, taken as a whole, or to compel Parent or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or of Parent and its subsidiaries, taken as a whole, (iii) seeking to impose material limitations on the ability of Parent or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or any of its subsidiaries or affiliates on all matters properly presented to the Company's stockholders or (iv) seeking to require divestiture by Parent or any of its subsidiaries or affiliates of any Shares; or

        (b) there shall be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Stockholder Option Agreement, this Agreement, the Offer or the Merger, by any Governmental Entity or arbitrator (other than (1) any such matters actually required pursuant to Section 7.1(e)(iv) or (vi) or (2) the application of the waiting period provisions of the HSR Act to the Stockholder Option Agreement, this Agreement, the Offer or the Merger) that, in the judgment of Parent, is substantially likely, directly or indirectly, to result in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above, subject as aforesaid; or

        (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any Governmental Entity on the extension of credit by banks or other lending institutions, (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which would reasonably be expected to have a Material Adverse Effect or prevent (or materially delay) the consummation of the Offer or
     (v) in the case of any of the foregoing existing at the time of commencement of the Offer, a material acceleration or worsening thereof; or

        (d) any Consent (other than the filing of a certificate of merger or approval by the stockholders of the Company of the Merger (if required by Delaware Law)) required to be filed, occurred or been obtained by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement, the Offer and the consummation of the transactions contemplated by this Agreement shall not have been filed, occurred or been obtained (other than any such Consents the failure to file, occur or obtain in the aggregate, could not reasonably be expected to
     (i) have a Material Adverse Effect or (ii) prevent or materially delay the consummation of the Offer or the Merger); or

        (e) the Company shall have breached or failed to perform in any material respect any of its covenants, obligations or agreements under this Agreement, or any of the representations and warranties of the Company set forth in this Agreement that is qualified as to materiality shall not be true when made, or any of the representations and warranties set forth in this Agreement that is not so qualified shall not be true in any material respect when made; provided that this condition shall not be deemed to exist unless either (i) such breaches or failures to perform any covenant, obligation or agreements, and any breach of representation or warranty without regard to any materiality qualifier or threshold, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) the breaches of the representations and warranties in
     Section 4.1(c), (l), (n), (p)(i)(A) and (D) and (u) without regard to any materiality qualifier or threshold, and failure to perform or breach of any obligation, individually or in the aggregate, could reasonably be expected to result in a loss or damage of $22,500,000 or more; or

        (f) this Agreement shall have been terminated in accordance with its terms; or

        (g) the Board of Directors of the Company (or any special committee thereof) shall have withdrawn or materially modified in a manner adverse to Parent or Merger Subsidiary its approval or recommendation of the Offer, the Merger or this Agreement or its approval of the entry by Parent and Merger Subsidiary into the Stockholder Option Agreement; or

        (h) the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or agreement in principle with respect to any Acquisition Proposal; or

        (i) the applicable waiting period under the HSR Act shall not have expired or been terminated;

which, in the judgment of Parent in any such case, and regardless of the circumstances (including any action or omission by Parent or Merger Subsidiary) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

   The foregoing conditions are for the sole benefit of Parent and Merger Subsidiary and may be asserted by Parent in its discretion regardless of the circumstances (including any action or omission by Parent or Merger Subsidiary) giving rise to any such condition or (other than the Minimum Condition) may, subject to the terms of this Agreement, be waived by Parent and Merger Subsidiary in their reasonable discretion in whole at any time or in part from time to time. The failure by Parent or Merger Subsidiary at any time to exercise its rights under any of the foregoing conditions shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time or from time to time.

                                      -3-